CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-145901), of our report dated November 27, 2007, relating to the financial statements of China Resources Ltd., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 3, 2007